Exhibit 99.1

ITT Reports Strong 2014 Fourth-Quarter and Full-Year Growth

Issues solid 2015 guidance

2014 Full-Year Financial Highlights

  Total revenue increased 6% to $2.7 billion with organic revenue up 7%
  GAAP segment operating margins expanded 150 bps to 12.8%
  Adjusted segment operating margins expanded 130 bps to 14.3% due to productivity initiatives
  GAAP EPS decreased to $2.03 due to a significant 2013 tax benefit
  Adjusted EPS increased 22% to $2.47

2015 Guidance

  Total revenue down 1 to 3%; organic revenue up 1 to 3%
  GAAP segment operating margin expansion of approximately 100 bps; solid adjusted segment operating margin expansion of 60-80 bps
  GAAP EPS in range of $1.80 to $2.01; adjusted EPS in range of $2.55 to $2.65, up 5% at mid-point vs. 2014 and up 13% at mid-point excluding foreign exchange impact
  Plans to continue to return capital to shareowners through additional share repurchases of up to $100 million and a 7.5 percent dividend increase to 11.83 cents per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 13, 2015--ITT Corporation (NYSE:ITT) today reported strong 2014 fourth-quarter and full-year financial results, reflecting the power of a portfolio diversified and balanced across key end markets and geographies, strong operational execution and strategic investments for growth. These earnings results include gains in revenue, adjusted segment operating margins and adjusted earnings per share from continuing operations.

In 2014, the company delivered revenue of $2.7 billion, reflecting 6 percent overall growth and 7 percent organic growth (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts). Full-year organic revenue reflects growth in major geographies including 14 percent growth in emerging markets and 4 percent growth in developed markets.

2014 GAAP earnings totaled $2.03 per share, compared with $5.28 per share in the prior year, primarily reflecting the impact of a significant tax benefit in 2013 from a valuation allowance release. Adjusted earnings, which exclude special items, increased 22 percent to $2.47 per share, reflecting strong productivity and a lower effective tax rate.

“ITT has a history of producing strong operational results, and we built on our performance track record in 2014 by making significant operational improvements while delivering record financial results,” said Denise Ramos, chief executive officer and president. “I am very proud of all that our team has been able to accomplish, from enhancing our brake pad and pump capabilities for customers, to turning around our connectors and shock absorber businesses, to driving Lean and our cultural transformation efforts. I am also pleased that we were able to return additional value to shareowners by completing $50 million of share repurchases and increasing our dividend in 2014.

“As we move into 2015 and continue to face a difficult external environment with global oil and gas market and foreign exchange headwinds, we will proactively drive internal initiatives that will focus on optimizing execution, expanding our global transportation and industrial markets and deploying capital effectively. Through our collective focus in these areas, we will effectively drive our multi-industry strategy, which is keenly focused on long-term growth and value creation for stakeholders. And, we will continue to leverage our diversified and balanced portfolio, which we expect to further enhance with a pending $30 million revenue producing aerospace acquisition.”

2014 Fourth-Quarter Results

In the fourth quarter, the company delivered revenue of $660 million, reflecting 2 percent overall growth and 6 percent organic growth. Fourth-quarter results include growth in global oil and gas project pumps and North American chemical and mining pumps, partially offset by expected weakness in aftermarket automotive brake pads and declines in defense and non-strategic connectors.

Fourth-quarter GAAP earnings increased from $0.12 in 2013 to $0.36 per diluted share. Adjusted earnings, which exclude special items, increased 20 percent to $0.59 per diluted share, reflecting strong operational performance, a lower effective tax rate and negative impacts from foreign exchange.

2014 Fourth-Quarter and Full-Year Business Segment Results

All full-year and quarterly results are compared with the respective prior-year periods.

Industrial Process designs and manufactures industrial pumps and valves for the oil and gas, chemical, mining and industrial markets.

  Fourth-quarter total revenue increased 15 percent to $341 million, and organic revenue was up 19 percent, driven by strong growth in global oil and gas project pumps and North American chemical and mining pumps.
  Fourth-quarter GAAP operating income increased 28 percent to $43.2 million. Adjusted operating income increased 18 percent to $46 million as net operating productivity more than offset incremental strategic investments and pricing pressure.
  Full-year total revenue was up 9 percent to $1.2 billion, and organic revenue was up 11 percent, driven by growth in oil and gas, mining and chemical pumps.
  Full-year GAAP operating income increased 11 percent to $124 million, and adjusted operating income was up 2 percent to $130 million, as increased sales volumes were partially offset by a higher mix of generally lower-margin large projects, incremental strategic investments and continued pricing pressure.

Motion Technologies designs and manufactures braking technologies and shock absorbers for the automotive and rail markets.

  Fourth-quarter total revenue decreased 13 percent to $157 million, while organic revenue decreased 7 percent, as market share gains in China were more than offset by a tough prior-year comparison due to significant aftermarket restocking in 2013.
  Fourth-quarter GAAP operating income increased 2 percent to $20 million. Adjusted operating income was flat at $21 million, as net operating productivity was offset by lower volumes, incremental strategic investments and unfavorable foreign exchange.
  Full-year total revenue increased 7 percent to $769 million, and organic revenue was up 6 percent, driven by automotive brake pad growth in China and shock absorber growth in the global rail and North American automotive markets.
  Full-year GAAP operating income increased 31 percent to $131 million, and adjusted operating income was up 24 percent to $133 million, as increased sales volumes and improved operational performance were partially offset by unfavorable pricing and incremental strategic investments.

Interconnect Solutions designs and manufactures connectors and interconnects for the oil and gas, medical, industrial and transportation, and aerospace and defense markets.

  Fourth-quarter total revenue decreased 10 percent to $91 million, with organic revenue down 7 percent as growth in North American and Middle Eastern oil and gas connectors was more than offset by weakness in defense and expected declines in non-strategic connectors.
  Fourth-quarter GAAP operating results increased $4 million to $2 million of income. Adjusted operating income increased 21 percent to $11 million, as net operating productivity and restructuring benefits more than offset lower volume and negative mix shift.
  Full-year total revenue decreased 1 percent to $393 million, and organic revenue was flat, as growth in the oil and gas, transportation and industrial, and commercial aerospace markets was offset by expected declines in non-strategic connectors and weakness in the defense market.
  Full-year GAAP operating income increased 56 percent to $22 million, and adjusted operating income was up 66 percent to $52 million, due to benefits from restructuring and improved operational performance.

Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets.

  Fourth-quarter total revenue increased 5 percent to $73 million, and organic revenue was up 6 percent, due to growth in aerospace and defense as well as industrial growth.
  Fourth-quarter GAAP operating income increased 36 percent to $16 million. Adjusted operating income increased 21 percent to $16 million, as net operating productivity, volume and pricing more than funded incremental strategic investments.
  Full-year total revenue increased 4 percent to $291 million, and organic revenue was up 5 percent, due to industrial growth driven by the energy absorption market as well as commercial aerospace growth.
  Full-year GAAP operating income increased 15 percent to $64 million. Adjusted operating income was up 12 percent to $64 million, as improved operational performance and increased sales volumes were partially offset by an unfavorable shift in sales mix.

2015 Guidance

The company announced 2015 guidance with total revenue down 1 to 3 percent and organic revenue up 1 to 3 percent. Organic revenue growth is expected to be driven by share gains and market growth in automotive, aerospace, and chemical and industrial pumps that more than offsets market-driven declines in oil and gas. The total revenue guidance reflects unfavorable foreign exchange impacts, partially offset by benefits from a pending $30 million revenue producing aerospace acquisition.

The company expects GAAP segment operating margin expansion of approximately 100 basis points as well as solid adjusted segment operating margin expansion of 60-80 basis points due to benefits from improved operational performance and Lean transformation activities across its facilities including incremental benefits from 2014 and 2015 restructuring actions.

GAAP EPS in 2015 is expected to be in the range of $1.80 to $2.01. Adjusted EPS is expected to be in the range of $2.55 to $2.65 per share, up 5 percent at the mid-point and up 13 percent at the mid-point excluding the impact of foreign exchange.

The company plans to continue to return capital to shareowners through additional share repurchases of up to $100 million and increasing its dividend by 7.5 percent to 11.83 cents per share.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. EST to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors and will be available on the website from two hours after the webcast until Friday, Feb. 20, 2015, at midnight.

For a reconciliation of GAAP to non-GAAP results, please click here.

All references to EPS are defined as diluted earnings per share from continuing operations.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2014 revenues of $2.7 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this release are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue	$660.0	$645.5	$2,654.6	$2,496.9

Costs of revenue	443.1	436.9	1,788.2	1,697.1
Selling, general and administrative expenses	138.1	145.9	519.5	516.1
Research and development expenses	20.2	18.4	76.6	67.3
Asbestos-related (benefit) costs, net	14.7	16.3	3.9	32.8
Total costs and expenses	616.1	617.5	2,388.2	2,313.3

Operating income	43.9	28.0	266.4	183.6
Interest and non-operating expenses (income), net	2.1	0.5	4.4	3.1
Income from continuing operations before income tax	41.8	27.5	262.0	180.5
Income tax expense (benefit)	7.9	15.4	71.3	(309.6)
Income from continuing operations	33.9	12.1	190.7	490.1
Income (loss) from discontinued operations, net of tax	0.3	0.3	(3.9)	0.8
Net Income	34.2	12.4	186.8	490.9
Less: Income attributable to noncontrolling interests	0.5	1.2	2.3	2.4
Net Income attributable to ITT Corporation	$33.7	$11.2	$184.5	$488.5

Amounts attributable to ITT Corporation:
Income from continuing operations, net of tax	33.4	10.9	188.4	487.7
Income (loss) from discontinued operations, net of tax	0.3	0.3	(3.9)	0.8
Net Income	$33.7	$11.2	$184.5	$488.5

Earnings (loss) per share attributable to ITT Corporation:
Basic:
Continuing operations	$0.37	$0.12	$2.06	$5.36
Discontinued operations	-	-	(0.04)	0.01
Net income	$0.37	$0.12	$2.02	$5.37

Diluted:
Continuing operations	$0.36	$0.12	$2.03	$5.28
Discontinued operations	-	-	(0.04)	0.01
Net income	$0.36	$0.12	$1.99	$5.29

Weighted average common shares - basic	91.4	90.8	91.5	91.0
Weighted average common shares - diluted	92.5	92.4	92.8	92.3

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Cash and cash equivalents	$584.0	$507.3
Receivables, net	500.1	496.7
Inventories, net	302.3	315.9
Other current assets	249.8	345.6
Total current assets	1,636.2	1,665.5

Plant, property and equipment, net	443.9	426.2
Goodwill	632.1	659.8
Other intangible assets, net	91.4	106.9
Asbestos-related assets	374.0	433.3
Deferred income taxes	304.1	303.6
Other non-current assets	149.8	144.9
Total assets	3,631.5	3,740.2

Liabilities and Shareholders' Equity
Accounts payable	309.6	332.7
Accrued liabilities	465.8	499.9
Total current liabilities	775.4	832.6

Asbestos-related liabilities	1,116.6	1,179.6
Postretirement benefits	249.7	243.3
Other non-current liabilities	269.5	277.8
Total liabilities	2,411.2	2,533.3

Total ITT Corporation shareholders' equity	1,214.9	1,201.0
Noncontrolling interests	5.4	5.9
Total shareholders' equity	1,220.3	1,206.9
Total liabilities and shareholders' equity	$3,631.5	$3,740.2

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	December 31,
	2014	2013

Operating Activities
Net income	$186.8	$490.9
Less: (Loss) income from discontinued operations	(3.9)	0.8
Less: Income attributable to noncontrolling interest	2.3	2.4
Income from continuing operations - ITT Corporation	188.4	487.7

Adjustments to income from continuing operations:
Depreciation and amortization	88.3	86.9
Stock-based compensation	14.0	13.1
Asbestos-related costs, net	3.9	32.8
Asbestos-related payments, net	(3.9)	(25.4)
Deferred income taxes	(0.2)	(364.0)
Contributions to postretirement plans	(12.6)	(11.9)
Changes in assets and liabilities:
Change in receivables	(45.1)	(60.7)
Change in inventories	(3.1)	(10.7)
Change in accounts payable	(5.8)	4.5
Change in accrued expenses	(5.2)	35.6
Change in accrued income taxes	(10.4)	28.6
Other, net	36.4	10.1
Net Cash - Operating Activities	244.7	226.6

Investing Activities
Capital expenditures	(118.8)	(122.9)
Purchases of investments	(165.4)	(240.2)
Maturities of investments	269.0	168.2
Acquisitions, net of cash acquired	(2.8)	0.7
Proceeds from sale of assets and businesses	3.7	2.3
Other, net	(0.2)	3.1
Net Cash — Investing Activities	(14.5)	(188.8)

Financing Activities
Short-term debt, net	(38.0)	25.4
Long-term debt repaid	(1.7)	(6.4)
Proceeds from issuance of common stock	15.1	34.8
Repurchase of common stock	(60.2)	(87.9)
Excess tax benefit from equity compensation activity	10.4	8.7
Dividends paid	(40.7)	(36.4)
Other, net	(1.5)	3.5
Net Cash — Financing Activities	(116.6)	(58.3)

Exchange rate effects on cash and cash equivalents	(31.2)	(0.4)

Net Cash – Operating activities of discontinued operations	(5.7)	(16.3)

Net change in cash and cash equivalents	76.7	(37.2)
Cash and cash equivalents — beginning of year	507.3	544.5
Cash and cash equivalents - end of period	$584.0	$507.3

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, among others. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions and share repurchases. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the last twelve months. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes translation at a constant exchange rate for the current and prior periods.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as operating income, adjusted to exclude costs incurred in connection with the acquisition of Bornemann Pumps, transformation costs, restructuring charges and spin-related repositioning charges; and adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. Spin-related repositioning charges are expenses to reposition the post-transformation organization to its full operating structure primarily consist of transition services agreement exit costs, advisory fees and other redesign actions related to the new company structure.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations and income from continuing operations per diluted share, adjusted to exclude special items. Special items may include, but are not limited to, asbestos-related costs, transformation costs, repositioning costs, realignment costs, restructuring costs, acquisition-related costs, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits on an after-tax basis that impact current results, but may not be related to the Company’s ongoing operations and performance.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for restructuring costs, transformation costs, repositioning costs, net asbestos cash flows and other significant items that impact current results which management believes are not related to our ongoing operations and performance. Due to other financial obligations and commitments, the entire free cash flow may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2014 & 2013
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	3M 2014	3M 2013	2014 vs. 2013	2014 vs. 2013	3M 2014	3M 2014	Adj. 2014 vs. 2013	Adj. 2014 vs.2013

Revenues
ITT Corporation - Consolidated	660.0	645.5	14.5	2.2%	0.8	(25.6)	39.3	6.1%

Industrial Process	340.7	296.9	43.8	14.8%	0.8	(12.0)	55.0	18.5%
Motion Technologies	156.6	180.4	(23.8)	(13.2%)	0.0	(10.5)	(13.3)	(7.4%)
Interconnect Solutions	90.7	100.5	(9.8)	(9.8%)	0.0	(2.7)	(7.1)	(7.1%)
Control Technologies	73.2	69.5	3.7	5.3%	0.0	(0.3)	4.0	5.8%

Orders
Total Segment Orders	622.2	596.9	25.3	4.2%	0.8	(24.5)	49.0	8.2%

Industrial Process	300.4	244.7	55.7	22.8%	0.8	(9.9)	64.8	26.5%
Motion Technologies	159.6	195.5	(35.9)	(18.4%)	0.0	(11.8)	(24.1)	(12.3%)
Interconnect Solutions	93.8	98.6	(4.8)	(4.9%)	0.0	(2.5)	(2.3)	(2.3%)
Control Technologies	69.9	59.6	10.3	17.3%	0.0	(0.4)	10.7	18.0%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Full Year December 2014 & 2013
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	12M 2014	12M 2013	2014 vs. 2013	2014 vs. 2013	12M 2014	12M 2014	Adj. 2014 vs. 2013	Adj. 2014 vs.2013

Revenues
ITT Corporation - Consolidated	2,654.6	2,496.9	157.7	6.3%	3.0	(18.7)	173.4	6.9%

Industrial Process	1,208.3	1,107.4	100.9	9.1%	3.0	(20.6)	118.5	10.7%
Motion Technologies	769.4	721.8	47.6	6.6%	0.0	3.4	44.2	6.1%
Interconnect Solutions	392.8	395.5	(2.7)	(0.7%)	0.0	(1.0)	(1.7)	(0.4%)
Control Technologies	290.5	278.2	12.3	4.4%	0.0	(0.5)	12.8	4.6%

Orders
Total Segment Orders	2,683.0	2,575.5	107.5	4.2%	3.0	(18.7)	123.2	4.8%

Industrial Process	1,214.2	1,162.0	52.2	4.5%	3.0	(20.7)	69.9	6.0%
Motion Technologies	797.0	743.9	53.1	7.1%	0.0	3.3	49.8	6.7%
Interconnect Solutions	388.4	400.3	(11.9)	(3.0%)	0.0	(0.7)	(11.2)	(2.8%)
Control Technologies	289.2	276.0	13.2	4.8%	0.0	(0.6)	13.8	5.0%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Fourth Quarter of 2014 & 2013
(In Millions)

	3M 2014	3M 2014		3M 2014	3M 2013	3M 2013		3M 2013	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2014 vs. 2013		As Adjusted 2014 vs. 2013

Revenue:
Industrial Process	340.7			340.7	296.9			296.9	14.8%		14.8%
Motion Technologies	156.6			156.6	180.4			180.4	(13.2%)		(13.2%)
Interconnect Solutions	90.7			90.7	100.5			100.5	(9.8%)		(9.8%)
Control Technologies	73.2			73.2	69.5			69.5	5.3%		5.3%
Intersegment eliminations	(1.2)			(1.2)	(1.8)			(1.8)	(33.3%)		(33.3%)
Total Revenue	660.0			660.0	645.5			645.5	2.2%		2.2%

Operating Margin:
Industrial Process	12.7%	70	BP	13.4%	11.4%	170	BP	13.1%	130	BP	30	BP
Motion Technologies	12.5%	110	BP	13.6%	10.6%	120	BP	11.8%	190	BP	180	BP
Interconnect Solutions	1.9%	1,030	BP	12.2%	(2.0%)	1,120	BP	9.2%	390	BP	300	BP
Control Technologies	22.0%	-	BP	22.0%	17.0%	210	BP	19.1%	500	BP	290	BP
Total Operating Segments	12.2%	210	BP	14.3%	9.7%	310	BP	12.8%	250	BP	150	BP

Income:
Industrial Process	43.2	2.4		45.6	33.7	5.1		38.8	28.2%		17.5%
Motion Technologies	19.5	1.8		21.3	19.2	2.1		21.3	1.6%		0.0%
Interconnect Solutions	1.7	9.4		11.1	(2.0)	11.2		9.2	na		20.7%
Control Technologies	16.1	-		16.1	11.8	1.5		13.3	36.4%		21.1%
Total Segment Operating Income	80.5	13.6		94.1	62.7	19.9		82.6	28.4%		13.9%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, certain costs associated with repositioning costs associated with spin-related activities, restructuring and realignment costs and other unusual and or infrequent non-operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Full Year December 2014 & 2013
(In Millions)

	12M 2014	12M 2014		12M 2014	12M 2013	12M 2013		12M 2013	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2014 vs. 2013		As Adjusted 2014 vs. 2013

Revenue:
Industrial Process	1,208.3			1,208.3	1,107.4			1,107.4	9.1%		9.1%
Motion Technologies	769.4			769.4	721.8			721.8	6.6%		6.6%
Interconnect Solutions	392.8			392.8	395.5			395.5	(0.7%)		(0.7%)
Control Technologies	290.5			290.5	278.2			278.2	4.4%		4.4%
Intersegment eliminations	(6.4)			(6.4)	(6.0)			(6.0)	6.7%		6.7%
Total Revenue	2,654.6			2,654.6	2,496.9			2,496.9	6.3%		6.3%

Operating Margin:
Industrial Process	10.3%	50	BP	10.8%	10.1%	150	BP	11.6%	20	BP	(80)	BP
Motion Technologies	17.0%	30	BP	17.3%	13.9%	100	BP	14.9%	310	BP	240	BP
Interconnect Solutions	5.7%	760	BP	13.3%	3.6%	430	BP	7.9%	210	BP	540	BP
Control Technologies	21.9%	-	BP	21.9%	19.9%	50	BP	20.4%	200	BP	150	BP
Total Operating Segments	12.8%	150	BP	14.3%	11.3%	170	BP	13.0%	150	BP	130	BP

Income:
Industrial Process	123.9	6.5		130.4	112.0	16.3		128.3	10.6%		1.6%
Motion Technologies	130.9	2.1		133.0	100.3	7.0		107.3	30.5%		24.0%
Interconnect Solutions	22.2	30.0		52.2	14.2	17.2		31.4	56.3%		66.2%
Control Technologies	63.5	0.0		63.5	55.3	1.5		56.8	14.8%		11.8%
Total Segment Operating Income	340.5	38.6		379.1	281.8	42.0		323.8	20.8%		17.1%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, certain costs associated with repositioning costs associated with spin-related activities, restructuring and realignment costs and other unusual and or infrequent non-operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter of 2014 & 2013
(In Millions, except per share amounts)

										Percent Change
	Q4 2014	Non-GAAP		Q4 2014	Q4 2013	Non-GAAP		Q4 2013	2014 vs. 2013	2014 vs. 2013
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	80.5	13.6	#A	94.1	62.7	19.9	#A	82.6

Interest Income (Expense)	(0.7)	-		(0.7)	(0.7)	(0.7)	#B	(1.4)
Other Income (Expense)	(1.4)	-		(1.4)	0.2	-		0.2
Corporate (Expense)	(36.6)	17.4	#C	(19.2)	(34.7)	18.5	#C	(16.2)

Income from Continuing Operations before Tax	41.8	31.0		72.8	27.5	37.7		65.2

Income Tax Benefit (Expense)	(7.9)	(10.1)	#D	(18.0)	(15.4)	(3.4)	#D	(18.8)

Income from Continuing Operations	33.9	20.9		54.8	12.1	34.3		46.4

Less: Non Controlling Interest	0.5	-		0.5	1.2	-		1.2

Income from Continuing Operations - ITT Corporation	33.4	20.9		54.3	10.9	34.3		45.2

EPS from Continuing Operations	0.36	0.23		0.59	0.12	0.37		0.49	0.10	20.4%

Note: Amounts may not calculate due to rounding.

#A -	2014 segment operating income includes restructuring costs ($5.6M); and realignment and repositioning costs ($5.3M) and certain costs associated with the Venezuela currency devaluation ($2.7M).
#A -	2013 segment operating income includes transformation and repositioning costs ($2.2M); restructuring costs ($17.1M); costs primarily related to Bornemann integration ($0.6M).

#B -	2013 includes ($0.7M) reduction in interest income related to prior year tax audits.

#C -	2014 corporate (expense) includes repositioning costs ($2.4M); restructuring and realignment costs ($0.3M); net asbestos related expense ($14.7M).
Note: ($14.7M) net asbestos related expense includes ($16.9M) adjustment to maintain 10 year accrual and ($2.2M) favorable settlement agreement.
#C -	2013 corporate expense includes asbestos related expense ($16.3M), transformation and repositioning costs ($2.3M); restructuring costs ($0.7M) and reversal of integration costs ($0.8M).

#D -	2014 includes various tax-related special items including tax impact of change in valuation allowance assessment $1.0M, state tax rate changes of $0.6M, U.S. tax on undistributed foreign earnings ($2.6M).
#D -	2013 includes various tax-related special items including reduction in tax valuation allowances of ($7.1M) and tax on un-remitted foreign earnings of ($11.0M).

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2014 & 2013
(In Millions, except EPS and shares)

										Percent Change 2014 vs. 2013 As Adjusted
	12M 2014	Non-GAAP		12M 2014	12M 2013	Non-GAAP		12M 2013	2014 vs. 2013
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted

Segment Operating Income	340.5	38.6	#A	379.1	281.8	42.0	#A	323.8

Interest Income (Expense)	(1.5)	-		(1.5)	(1.3)	(4.9)	#B	(6.2)
Other Income (Expense)	(2.9)	-		(2.9)	(1.8)	-		(1.8)
Gain on sale of Assets	-	-		-	-	-		-
Corporate (Expense)	(74.1)	14.4	#C	(59.7)	(98.2)	52.3	#C	(45.9)

Income from Continuing Operations before Tax	262.0	53.0		315.0	180.5	89.4		269.9

Income Tax Benefit (Expense)	(71.3)	(12.6)	#D	(83.9)	309.6	(390.8)	#D	(81.2)

Income from Continuing Operations	190.7	40.4		231.1	490.1	(301.4)		188.7

Less: Non Controlling Interest	2.3	-		2.3	2.4	-		2.4

Income from Continuing Operations - ITT Corporation	188.4	40.4		228.8	487.7	(301.4)		186.3

EPS from Continuing Operations	2.03	0.44		2.47	5.28	(3.26)		2.02	0.45	22.3%

Note: Amounts may not calculate due to rounding.

#A -	2014 segment operating income includes restructuring costs ($26.8M); realignment and repositioning costs ($9.1M) and certain costs associated with the Venezuela currency devaluation ($2.7M).
#A -

2013 segment operating income includes transformation and repositioning costs ($6.2M); restructuring costs ($27.2M); Bornemann Pumps acquisition costs, integration costs, backlog amortization and product line exit ($8.6M).

#B -	2013 interest income of ($3.5M) related to a legacy settlement and ($1.4M) reduction in interest expense related to tax audits.

#C -	2014 corporate (expense) includes repositioning and realignment costs ($9.2M); restructuring costs ($1.3M); net asbestos related expense ($3.9M).
Note: ($3.9M) net asbestos related expense includes ($64.9M) adjustment to maintain 10-year accrual, ($58.8M) remeasurement income and ($2.2M) settlement agreement.
#C -	2013 corporate (expense) includes transformation and repositioning costs ($19.0M); restructuring costs ($1.2M); other special expense ($32.1M).
Notes:
($32.1M) other special expense includes reversal of other integration costs ($0.7M) and net asbestos related expense ($32.8M).
($32.8M) net asbestos related expense includes insurance settlement ($31.0M), recurring accrual ($63.3M) and remeasurement ($0.5M).

#D -

2014 includes various tax-related special items including tax impact of change in valuation allowance assessment $2.5M, state tax rate changes of $2.5M, election for tax basis step-up in Italia ($2.2M) and U.S. tax on undistributed foreign earnings $0.8M.

#D -	2013 includes various tax-related special items including reduction in tax valuation allowances of ($375.3M) and tax on foreign un-remitted earnings of $11.0M.

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Full Year 2014 & 2013
(In Millions)

	12M 2014	12M 2013

Net Cash - Operating Activities	244.7	226.6

Capital Expenditures	118.8	122.9

Free Cash Flow	125.9	103.7

Transformation & Repositioning Related Capex	4.3	4.8

Transformation, Repositioning & Realignment Related Cash Payments	20.3	30.6

Restructuring Cash Payments	18.6	17.1

Asbestos Cash Payments, net	3.9	25.4

Adjusted Free Cash Flow	173.0	181.6

Income from Continuing Operations - ITT Corp	188.4	487.7

Special Items	40.4	(301.4)

Income from Continuing Operations - ITT Corp., Excluding
Special Items	228.8	186.3

Adjusted Free Cash Flow Conversion	75.6%	97.5%

ITT Corporation Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2015

	2015 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$ 1.80	$ 2.01

Asbestos Related Expense, Net of Tax	0.48	0.45

	$ 2.28	$ 2.46

Restructuring and Realignment Costs, Net of Tax	0.27	0.19

EPS from Continuing Operations - Adjusted	$ 2.55	$ 2.65

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com